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EXHIBIT 21

                     SUBSIDIARIES OF THE FINISH LINE, INC.

Subsidiary                 State of Incorporation       Percentage of Ownership
----------                 ----------------------       -----------------------

Spike's Holding, Inc.             Delaware                      100%


                                  Exhibit 21